Exhibit 99.1

TICC Announces Financial Results for Second Quarter 2007 and Dividend of $0.36 per Share

GREENWICH, CT – 8/07/2007 – Technology Investment Capital Corp. (NASDAQ: TICC) announced today that its Board of Directors has declared a dividend of $0.36 per share for the third quarter of 2007.

The dividend is payable as follows:

•	Payable Date: September 28, 2007
•	Record Date: September 7, 2007

In addition, TICC announced today its financial results for the quarter ended June 30, 2007.

HIGHLIGHTS

•

For the three months ended June 30, 2007, we recorded net investment income of approximately $7.0 million, or approximately $0.35 per share, net unrealized depreciation on investments of approximately $6.8 million and a net realized gain on investments of approximately $237,000. In total, we had a net increase in net assets resulting from operations of approximately $0.02 per share for the second quarter.

•	Total investment income for the second quarter amounted to approximately $10.7 million, of which approximately $9.7 million was interest income and approximately $1.0 million was fee income.

•

We recorded unrealized depreciation on our debt investments in GenuTec Business Solutions, Inc. ($4.4 million) and Falcon Communications, Inc. ($1.0 million), and our residual equity investment in TrueYou.com ($1.3 million), based primarily upon the operating performance and financial condition of these companies. Assuming no additional return on the remaining equity portion of our TrueYou.com investment, the internal rate of return on our original investment was approximately 14.3%. We had no other complete exits during the three months ended June 30, 2007. The total weighted average internal rate of return on all TICC exited investments as of June 30, 2007 was approximately 14.5%.

•

Investment originations for the second quarter amounted to approximately $50.8 million, and consisted of 3 investments in new portfolio companies and additional debt investments in existing portfolio companies. The major investments were as follows:

•

$10.0 million investment in senior secured notes issued by PrePak Systems, Inc., a contract packaging organization that repackages bulk pharmaceuticals into bottles, blister packs and individually packaged doses for government mail outpatient pharmacies and hospitals, commercial hospitals, nursing homes, and direct pharmacy clients, with a commitment of an additional $1.5 million in senior notes as PrePak achieves certain milestones.

•

$13.5 million investment in senior secured notes issued by Box Services, LLC, a provider of digital imaging services, with a commitment of an additional $1.4 million in senior notes as Box Services achieves certain milestones.

•	$11.0 million investment in senior secured notes with warrants in Pulvermedia Inc., which operates and produces technology related tradeshow and conference events.

•	$15.0 million investment in senior secured notes issued by American Integration Technologies, LLC, an existing portfolio company.

•

At June 30, 2007, the weighted average yield of our debt investments (excluding cash equivalents and assuming no interest income on the investment placed on non-accrual status) was approximately 11.8%.

•	Expenses for the quarter were approximately $3.7 million, including interest expense of approximately $1.2 million, reflecting outstanding borrowings under our credit facility.

•	At June 30, 2007 approximately $72.0 million was outstanding under our credit facility. As of August 6, 2007 approximately $49.0 was outstanding under the facility.

•

On June 27, 2007, we amended our existing revolving credit facility, increasing it from $150 million to $180 million with Royal Bank of Canada as an agent and lender, and Branch Banking and Trust Company and Commerzbank A.G. as additional lenders.

SUBSEQUENT EVENTS

•

On July 13, 2007, we closed on a public offering of 1,437,500 shares of common stock (including the underwriter’s over-allotment option), resulting in approximately $21.6 million in net proceeds which was used to repay indebtedness owed under our current revolving credit facility.

We will host a conference call to discuss our first quarter results today, Tuesday, August 7th at 10:00 AM EDT. Please call 877-407-8031 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 877-660-6853, the account number is 286 and the access code is 250872.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-K for the period ended December 31, 2006, Form 10-Q for the quarter ended June 30, 2007 and subsequent reports on Form 10-Q as they are filed, each of which are available on the SEC’s website at www.sec.gov.

TECHNOLOGY INVESTMENT CAPITAL CORP.

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Investments, at fair value (cost: $340,052,715 @ 6/30/07; $325,660,997 @ 12/31/06)
Non-affiliated/non-control investments ($317,627,576 @ 6/30/07; $303,409,875 @ 12/31/06)	$305,303,515	$303,933,738
Control investments (cost: $22,425,139 @ 6/30/07; $22,251,122 @ 12/31/06)	25,425,139	22,251,122

Total investments at fair value	330,728,654	326,184,860

Cash and cash equivalents	4,564,607	5,181,512
Interest receivable	2,946,059	3,216,305
Prepaid expenses and other assets	411,743	237,069

Total assets	$338,651,063	$334,819,746

LIABILITIES
Investment advisory fee payable to affiliate	$1,780,900	$1,995,517
Dividends payable	0	2,364,699
Accrued interest payable	380,670	458,507
Accrued expenses	282,232	165,678
Loans payable	72,000,000	58,500,000

Total liabilities	74,443,802	63,484,401

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, and 19,907,086 and 19,705,824 issued and outstanding, respectively	199,071	197,058
Capital in excess of par value	273,185,426	269,909,732
Net unrealized appreciation (depreciation) on investments	(9,324,061)	523,863
Accumulated net realized gains on investments	413,904	320,139
Distributions (in excess of) less than investment income	(267,079)	384,553

Total net assets	264,207,261	271,335,345

Total liabilities and net assets	$338,651,063	$334,819,746

Net asset value per common share	$13.27	$13.77

TECHNOLOGY INVESTMENT CAPITAL CORP.

STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income - debt investments	$8,694,043	$7,302,626	$17,352,443	$13,331,058
Interest income - cash and cash equivalents	103,030	92,793	224,549	446,774
Other income	1,025,462	1,068,682	1,305,712	1,894,759

Total investment income from non-affiliated/non-control investments	9,822,535	8,464,101	18,882,704	15,672,591

From control investments:
Interest income - debt investments	848,134	0	1,684,825	0

Total investment income from control investments	848,134	0	1,684,825	0

Total investment income	10,670,669	8,464,101	20,567,529	15,672,591

EXPENSES
Compensation expense	200,000	130,164	400,000	260,346
Investment advisory fees	1,781,001	1,401,281	3,422,556	2,750,074
Professional fees	191,512	235,070	442,697	529,645
Interest expense	1,233,562	232,370	2,237,788	232,370
General and administrative	307,606	189,568	479,347	309,423

Total expenses	3,713,681	2,188,453	6,982,388	4,081,858

Net investment income	6,956,988	6,275,648	13,585,141	11,590,733

Net change in unrealized appreciation or depreciation on investments	(6,822,463)	811,000	(9,847,924)	600,412

Net realized gains (losses) on investments	236,972	(221,952)	93,765	(63,612)

Net increase in net assets resulting from operations	$371,497	$6,864,696	$3,830,982	$12,127,533

Net increase in net assets resulting from net investment income per common share:
Basic and Diluted	$0.35	$0.32	$0.69	$0.60
Net increase in net assets resulting from operations per common share:
Basic and Diluted	$0.02	$0.35	$0.19	$0.63
Weighted average shares of common stock outstanding:
Basic and Diluted	19,812,688	19,460,812	19,772,722	19,403,292

TECHNOLOGY INVESTMENT CAPITAL CORP.

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
Per Share Data
Net asset value at beginning of period	$13.60	$13.75	$13.77	$13.77

Net investment income(1)	0.35	0.32	0.69	0.60
Net realized and unrealized capital gains (losses)(2)	(0.33)	0.04	(0.50)	0.04
Effect of shares issued, net of offering expenses	0.01	0.00	0.03	0.00

Total from investment operations	0.03	0.36	0.22	0.64

Dividends from net investment income(3)	(0.36)	(0.30)	(0.72)	(0.60)

Net asset value at end of period	$13.27	$13.81	$13.27	$13.81

Per share market value at beginning of period	$16.91	$14.54	$16.14	$15.10
Per share market value at end of period	$15.79	$14.65	$15.79	$14.65
Total return(4)	(4.49%)	2.80%	2.19%	1.00%
Shares outstanding at end of period	19,907,086	19,536,070	19,907,086	19,536,070

Ratios/Supplemental Data
Net assets at end of period (000’s)	$264,207	$269,798	$264,207	$269,798
Average net assets (000’s)	$272,266	$269,421	$272,908	$268,424
Ratio of expenses to average net assets(5)	5.46%	3.25%	5.12%	3.04%
Ratio of expenses, excluding interest expense, to average net assets(5)	3.64%	2.90%	3.48%	2.87%
Ratio of net investment income to average net assets(5)	10.22%	9.32%	9.96%	8.64%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Includes rounding adjustment to reconcile change in net asset value per share.
(3)	For tax purposes, we expect that dividends for the six months of 2007 will be funded from undistributed net investment income and realized capital gains from 2006, as well as net investment income for the six months ended June 30, 2007. Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The tax character of distributions will be determined at the end of the fiscal year.
(4)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming dividend reinvestment prices obtained under the Company’s dividend reinvestment plan. Total return is not annualized.
(5)	Annualized.

About Technology Investment Capital Corp.

We are a publicly traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.